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                                                                   EXHIBIT 24.2

                                   CERTIFICATE


         I, KENNETH J. WARREN, hereby certify that I am the duly elected Secretary of Royal Precision, Inc., a Delaware corporation (the "Corporation"), and do further certify that the following resolutions were duly adopted by the Board of Directors of the Corporation at a meeting duly called and held on August 12, 1997, and that such resolutions have not been amended or rescinded, and are in full force and effect:

         RESOLVED, that each officer or director who may be required to execute the Registration Statement (whether on behalf of the Company or as an officer or director thereof or by attesting the seal of the Company or otherwise) be, and each of them hereby is, authorized to execute a Power of Attorney appointing Christopher A. Johnston and David E. Johnston, as his true and lawful attorney and agent to execute in his name, place and stead ( in any capacity) the Registration Statement and all amendments thereto, and all other documents and instruments necessary or in connection therewith, to attest the seal of the Company thereof, and to file the same with the SEC, which attorneys and agents shall have the full power and authority to do and perform in the name of and on behalf of each of said officers and directors, or both, as the case may be, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as such officer or director might or could do in person;

         Dated this 10th day of September, 1997.


                                        /s/ Kenneth J. Warren
                                        -------------------------------
                                        Kenneth J. Warren